Exhibit 10.x

THIRD AMENDMENT TO
CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) dated as of April 30, 2003, is made and entered into by and between BELL INDUSTRIES, INC., a California corporation (“Company”), and UNION BANK OF CALIFORNIA, N.A., a national banking association (“Bank”).

RECITALS:

     A. Company and Bank are parties to that certain Credit Agreement dated as of April 14, 1999, as amended by that certain First Amendment dated as of April 26, 2000 and by that certain Second Amendment dated as of March 27, 2002 (as so amended, the “Agreement”), pursuant to which Bank agreed to extend credit to Company in the amounts provided for therein.

     B. Company and Bank desire to amend the Agreement, but subject to the terms and conditions of this Third Amendment.

AGREEMENT:

     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Company and Bank agree as follows:

     1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

     2. Amendment to the Agreement. Subsection 7.68 of the Agreement is hereby amended to read in full as follows:

     “B. Minimum Consolidated Tangible Net Worth. Company shall not permit the Consolidated Tangible Net Worth of Company and its Subsidiaries, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2003., to be less than the sum of (i) $24,000,000 plus (ii) 75% of the positive cumulative Consolidated Net Income of Company and its Subsidiaries for such fiscal quarter.”

     3. Effectiveness of this Third Amendment. This Third Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

     (a) A counterpart of this Third Amendment, duly executed by Company;

     (b) A fee in connection with the preparation of this Third Amendment in the sum of Five Hundred Dollars ($500); and

     (c) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4. Ratification.

     (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

     (b) Upon the effectiveness of this Third Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof’ or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Third Amendment.

5. Representations and Warranties. Company represents and warrants as follows:

     (a) Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

     (b) The execution, delivery and performance of this Third Amendment are within Company’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Company;

     (c) This Third Amendment is the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms; and

     (d) No event has occurred and is continuing or would result from this Third Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

6. Governing Law. This Third Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

7. Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     WITNESS the due execution hereof as of the date first above written.

“Company”

BELL INDUSTRIES, INC.

By: /s/ Mitchell Rosen

Title: V/P — Corporate Controller

“Bank”

UNION BANK OF CALIFORNIA, N.A.

By: /s/ Peter Thompson

Title: Peter Thompson, Vice President

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